                                                                    EXHIBIT 11.1

                        PHOENIX INTERNATIONAL LTD., INC.
                    COMPUTATION OF EARNINGS (LOSS) PER SHARE

                                                                  ELEVEN         THREE          THREE
                                   YEAR ENDED    YEAR ENDED    MONTHS ENDED   MONTHS ENDED   MONTHS ENDED
                                   JANUARY 31,   JANUARY 31,   DECEMBER 31,    MARCH 31,      MARCH 31,
                                      1994          1995           1995           1995           1996
                                   -----------   -----------   ------------   ------------   ------------
PRIMARY
Weighted average common stock
  outstanding during the
  period.........................    1,741,813     2,330,391     2,906,038      2,847,053      2,952,553
Effect of dilutive common stock
  equivalents outstanding during
  the period.....................           --            --        99,734             --        116,131
Effect of common stock issued and
  stock options granted during
  the 12-month period preceding
  May 8, 1996(1).................      229,760       229,760       229,760        229,760        229,760
                                   -----------   -----------   ------------   ------------   ------------
Total common and common
  equivalent shares..............    1,971,573     2,560,151     3,235,532      3,076,813      3,298,444
                                    ==========    ==========    ==========     ==========     ==========
Net income (loss)................  $(1,013,142)  $(2,830,365)   $  554,269     $ (605,973)    $  141,526
                                    ==========    ==========    ==========     ==========     ==========
Net income (loss) per share......  $     (0.51)  $     (1.11)   $     0.17     $    (0.20)    $     0.04
                                    ==========    ==========    ==========     ==========     ==========
FULLY DILUTED
Weighted average common stock
  outstanding during the
  period.........................    1,741,813     2,330,391     2,906,038      2,847,053      2,952,553
Effect of dilutive common stock
  equivalents outstanding during
  the period.....................           --            --        99,734             --        151,673
Effect of common stock issued and
  stock options granted during
  the 12-month period preceding
  May 8, 1996(1).................      229,760       229,760       229,760        229,760        229,760
                                   -----------   -----------   ------------   ------------   ------------
Total common and common
  equivalent shares..............    1,971,573     2,560,151     3,235,532      3,076,813      3,333,986
                                    ==========    ==========    ==========     ==========     ==========
Net income (loss)................  $(1,013,142)  $(2,830,365)   $  554,269     $ (605,973)    $  141,526
                                    ==========    ==========    ==========     ==========     ==========
Net income (loss) per share......  $     (0.51)  $     (1.11)   $     0.17     $    (0.20)    $     0.04
                                    ==========    ==========    ==========     ==========     ==========

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(1) Pursuant to Securities and Exchange Commission Staff Accounting Bulletin No.
     83, common stock issued and stock options granted at prices below the initial public offering price per share during the 12-months period immediately preceding the initial filing date of the Company's Registration Statement for its initial public offering have been included as outstanding for all periods presented using the treasury stock method.